Exhibit 11.1

SPECTRIAN CORPORATION AND SUBSIDIARY
COMPUTATION OF NET INCOME (LOSS) PER SHARE
(In thousands except per share data)


                                                    Three months ended                   Six months ended
                                               September 30,    September 28,     September 30,  September 28,
                                               -------------   --------------    --------------  -------------
                                                 1995             1996                1995          1996
                                               -------------   ------------      ------------    ------------

Net income (loss)                                  $  2,453        $  (336)        $  4,717      $ (5,650)
                                               =============   ============      ============    ============

Weighted average number of shares
outstanding used in computation:
   Common Stock                                       7,687           8,147           7,528          8,093
   Common Stock equivalents
     as a result of stock options
     outstanding                                        706           n/a *             807          n/a *

                                               -------------   ------------      ------------    ------------
       Shares used in computing per
         share amounts **                             8,393           8,147           8,335         8,093
                                               =============   ============      ============    ============


Net income (loss) per share                          $ 0.29        $ (0.04)          $ 0.57       $ (0.70)
                                               =============   ============      ============    ============


* Due to the loss in this period, stock options outstanding would be antidilutive and are therefore not included in the calculation.

**    The  dilutive  impact  of  options  determined  using  the  fully  diluted
      calculation  is  not  materially   different  from  the  dilutive   impact
      represented in this statement determined using the primary method.

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